SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2004

STERIS Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	0-20165	34-1482024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Heisley Road, Mentor, Ohio	44060-1834
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 354-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 9. Regulation FD Disclosure

STERIS Corporation today announced that it has signed a new five-year, $275 million unsecured credit agreement with a syndicate of eight commercial banks. The new credit agreement matures in March 2009 and replaces the Company’s existing three-year, $275 million unsecured credit agreement which was signed in March 2002 and set to mature in March 2005. Currently, there are no borrowings outstanding under the credit agreement.

The information contained in this Current Report on Form 8-K, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS CORPORATION

By:	/s/ LAURIE BRLAS
Laurie Brlas Senior Vice President and Chief Financial Officer

Dated: March 31, 2004